Air T, Inc. Announces Extension of Warrants (AIRTW) to purchase Alpha Income Preferred Securities (AIRTP) Through August 30, 2021

by AIRT | January 11, 2021 | Press Release

DENVER, NC, January 11, 2021 – Air T, Inc. (NASDAQ: AIRT) (“Air T”) announced today that the Warrants (“Warrants”) (NASDAQ:AIRTW) to purchase its Alpha Income Preferred (AIP) securities of Air T Funding (NASDAQ:AIRTP) have been extended through August 30, 2021. The Warrants were scheduled to expire on January 15, 2021.

Each Warrant is exercisable for one-tenth of a share of AIP for $2.40. Therefore, each ten (10) Warrants confer upon the holder the right to purchase one (1) full share of AIP for $24.00, representing a 4% discount to the stated value of $25.00 for one share.

The offering of AIP upon exercise of the Warrants is made only by means of a prospectus. Copies of the final prospectus relating to the offering, which is included in Air T’s registration statement on Form S-1 (File Nos. 333-228485 and 333-228485-01), and the prospectus supplements dated June 9, 2020, September 2, 2020 and January 11, 2021, may be obtained for free by visiting EDGAR on the SEC’s website at www.sec.gov.

Alternatively, copies of the prospectus and prospectus supplement may be obtained for free from Katrina Philp, Chief of Staff, Air T, Inc., telephone (612) 405-5896, email kphilp@airt.net.

About Air T, Inc.

Established in 1980, Air T Inc. is a portfolio of powerful businesses and financial assets, each of which is independent yet interrelated. Its core segments are overnight air cargo, aviation ground support equipment manufacturing, and commercial aircraft asset management and logistics. We seek to expand, strengthen and diversify Air T’s after-tax cash flow per share. Our goal is to build Air T’s core businesses, and when appropriate, to expand into adjacent and other industries. We seek to activate growth and overcome challenges while delivering meaningful value for all stakeholders. For more information, visit www.airt.net.

Forward-Looking Statements

Certain matters discussed in this press release may be considered forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). These forward-looking statements are subject to risks, uncertainties and assumptions about our operations and the investments we make, including, among other things, factors discussed under the heading “Risk Factors” in our 10-K, as well as the following:

•Conditions in the Company’s markets;
•The ability of the Company and its business segments to generate sufficient cash flows from operations or through financings.
•The risk that contracts with FedEx could be terminated or adversely modified;
•The risk that the number of aircraft operated for FedEx will be reduced;

•The risks faced by commercial aircraft operators and maintenance, repair and overhaul companies because they are our customers.
•Our engine values and lease rates, which are dependent on the status of the types of aircraft on which engines are installed, and other factors.
•The Company and its customers operate in a highly regulated industry and changes in economic conditions, laws or regulations may adversely affect our ability to lease or sell our engines or aircraft.
•We may experience losses and delays in connection with repossession of engines or aircraft when a lessee defaults.
•The risk that customers or potential customers will defer significant orders for deicing equipment under contracts with GGS;
•The impact of any terrorist activities or protests on United States soil or abroad;
•The Company’s ability to manage its cost structure and operating expenses, or unanticipated capital requirements, and match them to shifting customer service requirements and production or equipment volume levels;
•The risk of injury or other damage arising from accidents involving the Company’s overnight air cargo operations, equipment or parts sold and/or services provided;
•Market acceptance of the Company’s commercial and military equipment and services;
•Competition from other providers of similar equipment and services;
•Changes in government regulation and technology;
•Changes in the value of marketable securities held as investments; and
•Mild winter weather conditions reducing the demand for deicing equipment.
•The Company's ability to meet debt service covenants, obtain additional financing and to refinance existing debt obligations
•The length, severity and impact of the COVID-19 pandemic; and
•The risks and uncertainties related to business acquisitions (including the ability to successfully achieve anticipated benefits) inflation rates, competition, changes in technology or government regulation, debt covenants, information technology disruptions, and the impact of future terrorist activities in the United States and abroad.

Forward-looking statements can be identified by the use of words like “believes,” “could,” “possibly,” “probably,” “anticipates,” “estimates,” “projects,” “expects,” “may,” “will,” “should,” “seek,” “intend,” “plan,” “expect,” or “consider” or the negative of these expressions or other variations, or by discussions of strategy that involves risks and uncertainties. All forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual transactions, results, performance or achievements to be materially different from any future transactions, results, performance or achievements expressed or implied by such forward-looking statements. We base these forward-looking statements on current expectations and projections about future events and the information currently available to us. Although we believe that the assumptions for these forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Consequently, no representation or warranty can be given that the estimates, opinions, or assumptions made in or referenced in this press release will prove to be accurate. We undertake no obligation to update our forward-looking statements. We caution you that the forward-looking statements in this press release are only estimates and predictions, or statements of current intent. Actual results or outcomes, or actions that we ultimately undertake, could differ materially from those anticipated in the forward-looking statements due to risks, uncertainties or actual events differing from the assumptions underlying these statements. These risks, uncertainties and assumptions include, but are not limited to, those discussed in this press release.

SOURCE Air T, Inc.

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